Exhibit (2)(k)(3)(g)

AMENDMENT TO

JOHN HANCOCK CLOSED-END FUNDS

SERVICE AGREEMENT

FOR

TRANSFER AGENT SERVICES

March 31, 2013

THIS AMENDMENT (this “Amendment”) dated March 31, 2013 to the Service Agreement for Transfer Agent Services dated June 1, 2002, as amended (the “Agreement”), is entered into among Computershare Shareowner Services LLC, a New Jersey limited liability company (“Agent”), and John Hancock Financial Opportunities Fund, John Hancock Hedged Equity & Income Fund, John Hancock Income Securities Trust, John Hancock Investors Trust, John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III, John Hancock Premium Dividend Fund, John Hancock Tax-Advantaged Dividend Income Fund and John Hancock Tax-Advantaged Global Shareholder Yield Fund, each a Massachusetts Business Trust (collectively, the “Clients”).

WHEREAS, Agent and the Clients desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Agreement

(a) Effective March 31, 2013, this Agreement shall continue through June 30, 2014, provided however, the Clients may terminate this Agreement at any time and without penalty on sixty (60) days written notice to Agent.

(b) Exhibit D for each Client, as amended, is hereby deleted in its entirety and replaced with the attached revised Exhibit D.

2.	Term of the Amendment. This amendment shall become effective upon due execution and delivery by the parties hereto, and shall remain in effect for so long as the Agreement shall remain in effect.

3.	Ratification. Except as expressly set forth herein, the Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof and is in all respects ratified and affirmed.

4.	Partial Invalidity. If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

5.	Counterparts. This Amendment may be executed in two or more counterparts, each of which, when executed and delivered, shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

Computershare Shareowner Services LLC

By: /s/ Jay McHale

Name: Jay McHale

Title: President

John Hancock Financial Opportunities Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

By: /s/ Salvatore Schiavone

Name: Salvatore Schiavone

Title: Treasurer of the Funds listed Above

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INVESTOR PLAN SERVICES FEE SCHEDULE

Item	Amount	Note	Paid By [1]
Plan Set Up Fee	$2,500	Per Fund	Company
Fulfillment Processing	$5.50	Per request	Company
Reinvestment Trading Fee	$.05	Per share	Participant
Purchase of Additional Shares By check By Electronic Transfer Trading Fee	$5.00 $2.00 $.05	Per investment Per investment Per share	Participant
Sale of Shares [2] Trading Fee	$5.00 $.05	Per share	Participant
Safekeeping	No Charge
Duplicate Statement – Prior Year	No Charge
Insufficient Funds or Rejected Automatic Debit	$35.00	Per check or debit	Participant
Other services including (but not limited to): Certificate Issuance Transfer of Shares	Per Stock Transfer Agency Contract		Company
Out of Pocket Expenses including (but not limited to): Forms/Brochures, Postage, 800 Number, etc.	As incurred		Company

Notes

Note 1	Fees could be: “P”, Participant Paid or “C”, Company Paid
Note 2	Including sales of fractional shares upon termination from plan.

Exhibit D

Revised 3/31/13

STOCK TRANSFER FEE SCHEDULE

The following schedule is intended to be a comprehensive summary of the fees associated with this proposal. The pricing as listed below is valid for ninety days from the date of submission or until “date”. Fees are not subject to increase during the initial term.

Initial Term of Agreement:	15 Months[1]
Fees Not Subject to Increase	15 Months

Administration & Account Maintenance

Computershare will assign a Client Service Manager to consult with Client on all facets of stock transfer administration, including, but not limited to, securities regulations, transfer requirements, structuring of annual meetings, stock option exercises, cash and stock dividends, etc.

Monthly OFAC Reporting is included in the monthly administration and accounts maintenance fees listed below.

Fund Name	Administration & Account Maintenance (per month) 2013-2014
John Hancock Bank & Thrift (“BTO”)	$2,508.00
John Hancock Hedged Equity & Income Fund	$1,662.50
John Hancock Income Securities Trust (“Income Securities”)	$5,663.59
John Hancock Investors Trust (“Investors Trust”)	$4,449.96
John Hancock Preferred Income (“Preferred Income”)	$2,184.53
John Hancock Preferred Income II (“Preferred Income II”)	$2,184.53
John Hancock Preferred Income III (“Preferred Income III”)	$2,184.53
John Hancock Premium Dividend (“Patriot Prem Div”)	$9,657.70
John Hancock Tax-Advantaged Dividend Income Fund (“Tax-Adv. Div Income”)	$2,023.10
John Hancock Tax-Advantaged Global Shareholder Yield Fund (“Tax-Adv. Global S/H Yield”)	$1,900.00

1Subject to Section 2(a) of the Agreement

The Administration and Account Maintenance fees cover all of the services and are subject to the allowances listed below.

-------------------- All allowances are on a per fund basis --------------------

		Allowances per Fund

	Fee	BTO (a)	Hedged Equity & Income Fund	Income Securities	Investors Trust	Premium Div Fund (b)	Preferred Income	Preferred Income II	Preferred Income III	Tax-Adv. Div Income	Tax-Adv. Global S/H Yield (c)
No. of Active Accounts Maintained	$2.50 / Year	1,800	1,000	5,300	4,700	4,600	500	500	500	500	1,000
No. of Inactive Accounts	40% of Active A/C Fee	500	250	2,500	2,500	3,650	250	250	250	250	250
No. of Dividend Reinvestment Accounts Maintained	$4.00	1,400	100	1,500	1,050	2,300	100	100	100	100	100
No. of Legal Review Items Processed	$50.00	100	25	100	100	100	25	25	25	25	25
No. of Certificates Issued & Book Entry Credits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Certificates Cancelled & Book Entry Debits		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of Additional Mailings per Year (including one enclosure)	See Below	1	1	1	1	1	1	1	1	1	1
No. of Reports, Analyses, Lists, or Labels	See Below	6	4	6	6	6	6	6	6	6	4
No. of Inspectors of Election	$1,500.00	1	1	1	1	1	1	1	1	1	1
No. of Respondent Bank Omnibus Proxies	$150.00	15	15	15	15	15	15	15	15	15	15
No. of S/H Telephone Calls Handled by IVR System (d)		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
No. of S/H Telephone Calls Transferred from IVR to CSR (d)	$5.25	500 / $1.50	Unlimited	2,075	1,700	2,600	310	310	310	310	Unlimited
No. of Correspondence Items Responding to S/H Inquiries	$15.00	100	Unlimited	250	250	500	60	60	60	60	Unlimited
No. of Investor ServiceDirect® Transactions (e)		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited

(a)	IVR = Interactive Voice Response; CSR = Customer Service Representative
(b)	ISD transactions are defined as any shareholder transaction initiated through ISD, including, but not limited to, share sales or purchases, duplicate statement or tax form requests, address or pin changes, account changes or updates and certificate requests.

-------------------- All allowances are on a per fund basis --------------------

Stock Transfer

Fee Schedule – Page 2

	Fee	BTO	Hedged Equity & Income Fund	Income Securities	Investors Trust	Premium Div Fund	Preferred Income	Preferred Income II	Preferred Income III	Tax-Adv. Global S/H Yield	Tax-Adv. Div Income
No. of State Mandated Due Diligence Mailings for Lost Property	$3 per a/c $250 min.	25	25	25	25	25	25	25	25	25	25
No. of SEC Mandated Lost S/H Database Searches	$2.50 per a/c $250 min	25	25	25	25	25	25	25	25	25	25
MLink Administration Fee (Electronic delivery of material)	As appraised	1	1	1	1	1	1	1	1	1	1
Evote Administration Fee	As appraised	1	1	1	1	1	1	1	1	1	1
Telephone Votes		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Internet		Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited	Unlimited
Investor / Broker Directed Movement of Shares	$3.00	50	50	50	50	50	50	50	50	50	50

Stock Transfer

Fee Schedule – Page 3

Dividend Disbursement Fee

Number of dividends processed per year. The dividend disbursement fee includes all of the services listed below.

Fund Name	Included
BTO	4
Hedged Equity & Income Fund	4
Income Securities	4
Investors Trust	4
Patriot Premium Dividend Fund	12
Preferred Income	12
Preferred Income II	12
Preferred Income III	12
Tax-Adv. Global S/H Yield	12
Tax-Adv. Div Income	12

•	Preparing and mailing checks
•	Reconciling checks
•	Preparing payment register in list form
•	Withholding and filing taxes for non-resident aliens and others
•	Filing federal tax information returns
•	Processing “B” and “C” notices received from the IRS
•	Mailing required statements (Form 1099DIV or Form 1042) to registered holders
•	Maintaining stop payment files and issuing replacement checks
•	Maintaining separate dividend addresses
•	Receiving, verifying and posting funds to cover entire dividend distribution on mailing date of checks

Stock Transfer

Fee Schedule – Page 4

Escheatment Services
Annual Compliance Services	Included
SEC Mandated Electronic Database & New Address Retrieval Mailing (subject to the following minimum)	$3.00 per account $250.00
Each state mandated due diligence mailing (subject to the following minimum)	$2.50 per account $250.00
In-Depth Search and Location Services (Annual compliance services include all of the services listed below)	No charge to company

•	Assist in establishing compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by your organization

•	Processing records and property subject to reporting based upon current state statutes, rules, and regulations

•	Requesting penalty and interest release agreements and indemnification from future claim agreements (on property remitted) from the states that offer such agreements

•	Identifying property that has become escheatable since the last filing date

•	Assist in reviewing state regulations to determine if there have been any changes in reporting procedures

•	Reporting and remitting property to states

ISSUER ONLINE System Access	Included

•	Providing client access to Computershare’s mainframe inquiry and internet based system for management reporting and shareholder records

•	Providing daily data on registered shareholders

•	Providing daily access to proxy tabulation file during proxy season

DIRECT REGISTRATION/PROFILE SYSTEM
Enrollment Fee	Included
Annual Surety Fee	Included
Stock Distribution Event – full, full and fractional shares	$3.50
DRS Fee, per statement	$0.25
Investor directed movement of shares, each	$3.00
Broker directed movement of shares, each	$3.00
DRS/Profile reject fee, each	$5.00
DRS/Profile Broker Authorization Form, each	$1.50

Stock Transfer

Fee Schedule – Page 5

ACH/DIRECT DEPOSIT SERVICES
Initial Setup Fee	Included
Annual Maintenance Fee	Included
ACH file transmission, each distribution, per item	Included
Placement of Stop Payment Order	$10.00
Returns/Reversals, per occurrence (Annual Maintenance includes all of the services listed below)	$10.00

•         Processing returned authorization forms

•         Posting bank information to accounts

•         Creating pre-note transactions and sending to clearinghouse

•         Following up on rejects

•         Produce and mail checks for returned items

Stock Transfer

Fee Schedule – Page 6

ADDITIONAL SERVICES AVAILABLE UPON REQUEST

SHAREHOLDER LISTS AND ANALYSES Minimum charge for each of the below services	$250.00
Lists, per name listed	$0.05
Labels, per label printed	$0.05
Analysis, per name passed on database	$0.02
Analysis, per name listed in report	$0.05
Custom Lists or Analyses	By Appraisal

STANDARD MAILING SERVICES Minimum charge for each of the below services	$500.00
Addressing mailing medium, per name	$0.05
Affixing labels, per label	$0.04
Machine Inserting 1st Enclosure, per piece 2nd Enclosure, per piece Each Enclosure thereafter, per piece	$0.05 $0.04 $0.03
Manual Inserting	By Appraisal

OTHER SERVICES
Confidential Proxy Voting	By Appraisal
Dividends – Special Cash Dividends	By Appraisal
Electronic Distribution of Materials	By Appraisal
Foreign Tax Re-claim	By Appraisal
Householding of Annual Meeting and Other Materials	By Appraisal
Interactive Online Meeting Services	By Appraisal
Logistics Services (including document transportation, fulfillment, printing and media placement)	By Appraisal
Mailing Quarterly or Periodic Reports	By Appraisal
Maintaining Mail Lists	By Appraisal
Secondary Offerings or Closings	By Appraisal
Stock Splits and Stock Dividends	By Appraisal
Special Meetings	By Appraisal
Survey Tabulation	By Appraisal

Stock Transfer

Fee Schedule – Page 7

ADDITIONAL SERVICES PROVIDED BY COMPUTERSHARE

In addition to transfer agent services, Computershare Investor Services also provides the following related services. Contact your Sales Representative or Client Service Manager for additional information.

Bank/Broker Distributions

Corporate Stock Buy-Back Services

Custodial Services

Direct Purchase & Dividend Reinvestment Services

Employee Stock Option Plan Administration

Employee Stock Purchase Plan Administration

Escrow Services

Exchange or Tender Offer Processing

Financial Planning Services

Odd-Lot Program Administration

Proxy Solicitation

StockWatch (beneficial owner identification)

Subscription Agent Services

Rights Agency

Warrant Agency

Stock Transfer

Fee Schedule – Page 9

EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of Computershare are due and payable by Client upon receipt of an invoice from Computershare.

With respect to any shareholder mailing processed by Computershare, Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

Offering Administration Fee: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO’s), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between Computershare, the Client’s underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and / or book-entry credits. Certificates and /or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees Computershare may charge for coordination of selling shareholders, custody services and / or escrow services.

Conversion: If an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 calendar days of such conversion, Client agrees to provide Computershare with funds or shares sufficient to resolve the out-of-proof condition promptly after the expiration of such 90 day period.

Deconversion: Upon expiration or termination of this Agreement, Client shall pay Computershare a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Computershare’s then-current deconversion fee schedule. Computershare may withhold the Client’s records, reports and unused certificate stock pending Client’s payment in full of all fees and expenses owed to Computershare under this Agreement.

Legal Expenses, System Modifications: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Computershare’s expenses (including the cost of external or internal counsel) in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

In the event any federal, state or local laws, rules or regulations are enacted that require Computershare to (i) make any adjustments and/or modifications to its current system, or (ii) provide additional services to Client for which Computershare is not being compensated hereunder, then Client shall compensate Computershare (a) on a pro rata basis proportionate to the Client’s registered shareholder base, for the costs associated with making such required adjustments and/or modifications, or (b) according to Computershare’s standard fees established, in good faith, with respect to such additional services.

Other Services: Fees for any services provided to Client by or on behalf of Computershare hereunder that are not set forth above will be based on Computershare’s standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

Stock Transfer

Fee Schedule – Page 9